UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      October 24, 2006
PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code:      (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Appointment of Principal Officers.
     On October 24, 2006, Pike Electric Corporation (the “Company”) and its wholly-owned subsidiary, Pike Electric, Inc., appointed Gary D. Waldman, 50, its Controller and Chief Accounting Officer effective as of October 31, 2006. Mr. Waldman previously served as Vice President of Accounting Principles and Compliance at Alpha Natural Resources, Inc., a producer of high-quality Appalachian coal, from September 2005 to May 2006. From August 1990 to May 2005, Mr. Waldman served in a variety of capacities at Dan River, Inc., a manufacturer and marketer of bedding products and apparel fabrics, most recently as its Vice President of Finance. Mr. Waldman also worked for over 12 years with KPMG LLP, where he last served as a Senior Tax Manager.
     The letter offering employment to Mr. Waldman provides that his employment is terminable by either the Company or him at any time and for any reason. Mr. Waldman will be paid a base annual salary of $190,000 and will be granted options to purchase 18,000 shares of common stock of the Company (“Common Stock”) and 3,000 shares of restricted Common Stock. Such stock options will vest in equal amounts on November 1 of each of 2007, 2008, 2009, 2010 and 2011, and the restricted Common Stock will vest in a lump sum on November 1, 2011.
     The Company issued a press release on October 30, 2006 announcing Mr. Waldman’s appointment, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits
     The following exhibit is filed herewith:

Exhibit No.	Exhibit Description

99.1	Press Release dated October 30, 2006, announcing the appointment of Gary D. Waldman as Controller and Chief Accounting Officer.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: October 30, 2006	By:	/s/ Anthony K. Slater

	Name:	Anthony K. Slater

	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 24, 2006	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated October 30, 2006, announcing the appointment of Gary D. Waldman as Controller and Chief Accounting Officer.